UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SELECTIVE INSURANCE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Selective Insurance Group, Inc.

April 5, 2024

EXPLANATORY NOTE

Selective Insurance Group, Inc. (the “Company”) filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission on March 27, 2024. The purpose of this proxy statement supplement (the “Supplement”) is to note the following with respect to Proposal 3 (Approval of the Selective Insurance Group, Inc. 2024 Omnibus Stock Plan).

As of February 20, 2024, 2,112,860 shares remained available for grant under the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan, as amended and restated effective as of May 2, 2018 (the “Prior Plan”). As previously disclosed in the Proxy Statement, no further grants will be made under the Prior Plan as of May 1, 2024 (the “Effective Date”). Accordingly, the number of shares that would remain available for grant under the Prior Plan as of the Effective Date will be zero. In addition, as previously disclosed in the Proxy Statement, the number of shares that may be issued under the 2024 Plan will be reduced by the number of shares of common stock underlying any awards granted under the Prior Plan after February 20, 2024 and before the Effective Date.

The below table, which is unchanged from the previous disclosure in the Company’s Proxy Statement, shows our potential dilution (referred to as “overhang”) levels based on our fully diluted shares of common stock and the Company’s request for 2,000,000 shares to be available for awards under the 2024 Plan. As previously disclosed, the 2,000,000 shares represent 3.2% of fully diluted shares of common stock, including all shares that will be authorized for issuance under the 2024 Plan, as described in the table below.

The following table sets forth certain information as of February 20, 2024, unless otherwise noted, with respect to the Company’s equity compensation plans:

Potential Overhang with 2,000,000 Shares
Outstanding RSUs under Prior Plan	585,339
Total Equity Awards Outstanding	585,339
Shares Available for Grant under Prior Plan if the 2024 Plan is approved(1)	0
Shares Requested under the 2024 Plan	2,000,000
Total Potential Overhang under the 2024 Plan(2)	2,585,339
Shares of Selective Common Stock Outstanding	60,766,283
Fully Diluted Shares of Selective Common Stock(3)	63,351,622
Potential Dilution of 2,000,000 Shares as a Percentage of Diluted Shares of Selective Common Stock	3.2%

(1)	Regardless of whether the 2024 Plan is approved by stockholders, the Prior Plan will expire on May 1, 2024, and no further awards may be granted under the 2024 Plan as of such date.
(2)	Represents the sum of the Total Equity Awards Outstanding and the Shares Requested under the 2024 Plan.
(3)	“Fully Diluted Shares of Selective Common Stock” consist of Shares of Selective Common Stock Outstanding plus the Total Potential Overhang under the 2024 Plan.

The Company’s Board of Directors’ recommendation FOR Proposal 3 is unchanged.

All capitalized terms used in this Supplement but not defined herein shall have the meaning ascribed to such terms in the Proxy Statement. Except as specifically revised by this Supplement, this Supplement does not amend, revise, or update any of the other information set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. In addition, this Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

If you have already submitted your proxy by voting your shares, you do not need to take any action unless you wish to change your vote. Stockholders who have not voted are encouraged to vote as soon as possible.